Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Monthly Payment Series--309

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-48997 of our opinion dated December 29, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 12, 2000